OPINION OF MCNEES, WALLACE & NURICK

                                  EXHIBIT 5.1

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                            MCNEES, WALLACE & NURICK
                                ATTORNEYS AT LAW
                                100 PINE STREET
                                 P.O. BOX 1166
                           HARRISBURG, PA 17108-1166

                                 March 20, 1996

Financial Trust Corp
1415 Ritner Highway
Carlisle, PA  17013-9395

        In Re:   Financial Trust Corp
                 Registration Statement on Form S-8
                 Non-Employee Director Stock Option Plan
                 Our File:   09928-11

Gentlemen:

        In connection with the above referenced Registration Statement on Form S-8, pertaining to the Financial Trust Corp Non-Employee Director Stock Option Plan (the "Plan"), we have examined all documents, transactions and questions of law which we have deemed necessary or appropriate for the purpose of rendering the following opinion.

        Based on such examination, it is our opinion that when the Registration Statement on Form S-8 shall have become effective under the Securities Act of 1933, any shares of common stock issued or distributed thereunder and pursuant to the Plan will be duly authorized, validly issued, fully-paid and non-assessable.

        We hereby consent to the reference to us and to this opinion which appears in the Registration Statement on Form S-8, as well as any amendments or supplements thereto, and we further consent to the use of this opinion as an Exhibit to said Registration Statement.



                                                Sincerely,

                                                MCNEES, WALLACE & NURICK


                                                By  /S/ W. Jeffry Jamouneau
                                                    -------------------------
                                                        W. Jeffry Jamouneau


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